The Bank of New York
101 Barclay Street, 22nd Floor
New York, NY 10286

December 21, 2006

Securities & Exchange Commission
450 Fifth Street, NW
Washington, DC 20549
Attn.: Document Control

RE:American Depositary Shares evidenced by the American Depositary Receipts of Fomento
Economico Mexicano S.A. de C.V. (F-6 File No.
333-112342)

Ladies and Gentlemen:

Pursuant to Rule 424(b)(3) under the Securities
Act of 1933, as amended, on behalf of The Bank of New York, as Depositary for securities against which American Depositary Receipts
(ADRs) are to be issued, we attach a copy of the new prospectus (Prospectus) reflecting the name change to Fomento Economica Mexicano
S.A.B. de C.V. from Fomento Economica
Mexicano S.A. de C.V.

As required by Rule 424(e), the upper right hand corner of the Prospectus cover page has a reference to Rule 424(b)(3) and to the file number of the registration statement to which the Prospectus relates.

Pursuant to Section III B of the General
Instructions to the Form F-6 Registration
Statement, the Prospectus consists of the ADR certificate for Fomento Economica Mexicano
S.A.B. de C.V.

The Prospectus has been revised to reflect the new name, and has been overstamped with:

"Effective December 7, 2006 the name of the company is Fomento Economico Mexicano,
S.A.B. de C.V."

Please contact me with any questions or
comments at (212) 815 2296.
Sincerely,
Edgar Piedra
Vice President
212-815-2296
epiedra@bankofny.com
675934-1